Finisar Announces Second Quarter Financial Results

SUNNYVALE, CA -- (Marketwired - December 04, 2014) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second quarter of fiscal 2015, ended October 26, 2014.

COMMENTARY

"Revenues for our second fiscal quarter were $297.0 million, an increase of $6.3 million compared to the second fiscal quarter of 2014, but a decrease of $30.7 million, or 9.4%, compared to the first fiscal quarter of fiscal 2015. The second quarter was challenging. During the quarter, we experienced decreased demand for telecom products compared to the prior fiscal quarter, due to sluggish carrier capital expenditures. In addition, sales of transceivers for wireless applications were soft as were sales to several datacom customers with lumpy order patterns," said Jerry Rawls, Finisar's executive Chairman of the Board.

"We remain confident in our industry leading market position and the long term growth potential for the industry. We expect revenue to grow sequentially in the third fiscal quarter, primarily driven by growth in the demand for 40 gigabit and 100 gigabit transceivers for datacom applications as well as transceivers for wireless applications," said Eitan Gertel, Finisar's Chief Executive Officer.

        FINANCIAL HIGHLIGHTS - SECOND QUARTER ENDED OCTOBER 26, 2014

Summary GAAP Results                                 Second        First
                                                    Quarter       Quarter
                                                     Ended         Ended
                                                  October 26,     July 27,
                                                      2014          2014
                                                  -----------   -----------
                                                  (in thousands, except per
                                                        share amounts)

Revenues                                          $   296,981   $   327,638
Gross margin                                             28.6%         30.2%
Operating expenses                                $    92,180   $    78,451
Operating income (loss)                           $    (7,259)  $    20,368
Operating margin                                         (2.4)%         6.2%
Net income (loss)                                 $   (11,361)  $    14,243
Income per share-basic                            $     (0.11)  $      0.14
Income per share-diluted                          $     (0.11)  $      0.14

Basic shares                                           99,621        98,241
Diluted shares                                         99,621       106,036

Summary Non-GAAP Results (a)                         Second        First
                                                    Quarter       Quarter
                                                     Ended         Ended
                                                  October 26,     July 27,
                                                      2014          2014
                                                  -----------   -----------
                                                  (in thousands, except per
                                                        share amounts)

Revenues                                          $   296,981   $   327,638
Gross margin                                             31.1%         32.0%
Operating expenses                                $    67,306   $    69,439
Operating income                                  $    24,984   $    35,404
Operating margin                                          8.4%         10.8%
Net income                                        $    23,465   $    33,332
Income per share-basic                            $      0.24   $      0.34
Income per share-diluted                          $      0.23   $      0.32

Basic shares                                           99,621        98,241
Diluted shares                                        105,340       106,036

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Second Quarter of Fiscal 2015:

  Revenues decreased to $297.0 million, down $30.7 million, or 9.4%, from $327.6 million in the preceding quarter.

  Sales of products for datacom applications decreased by $25.3 million, or 10.5%, compared to the preceding quarter, primarily due to a decrease in sales of transceivers for wireless applications and a decrease in orders from several datacom customers with lumpy order patterns.

  Sales of products for telecom applications decreased by $5.3 million, or 6.2%, compared to the preceding quarter, primarily due to the decrease in demand for transceivers for telecom applications driven by sluggish carrier capital expenditures.

  GAAP gross margin decreased to 28.6% from 30.2% in the preceding quarter, primarily driven by decreased revenue levels and an increase in depreciation.

  Non-GAAP gross margin decreased to 31.1% from 32.0% in the preceding quarter.

  GAAP operating expenses increased $13.7 million to $92.2million from $78.5 million in the preceding quarter, primarily from expenses related to resolving a pending litigation alleging patent infringement.

  Non-GAAP operating expenses decreased $2.1 million to $67.3 million from $69.4 million in the preceding quarter.

  GAAP operating income decreased $27.6 million, to an operating loss $7.3 million or (2.4)% of revenues, compared to $20.4 million or 6.2% of revenues in the preceding quarter, primarily as the result of lower revenue levels and gross margins, and higher expenses related to resolving a pending litigation alleging patent infringement.

  Non-GAAP operating income decreased $10.4 million to $25.0 million, or 8.4% of revenues, compared to $35.4 million, or 10.8% of revenues, in the preceding quarter, primarily as the result of lower revenue levels and gross margins.

  Cash, cash equivalents and short term investments decreased $20.0 million to $477.4 million at the end of the second quarter, compared to $497.4 million at the end of the preceding quarter, primarily as the result of capital expenditures of $28.4 million, increased inventory of $14.7 million and legal settlement-related expenses of approximately $13.7 million.

OUTLOOK

The Company indicated that for the third quarter of fiscal 2015 it currently expects revenues in the range of $297 to $312 million, non-GAAP gross margin of approximately 31%, non-GAAP operating margin of approximately 8.4% to 9.4%, and non-GAAP earnings per diluted share in the range of approximately $0.23 to $0.27.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, December 4, 2014, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-800-432-7390 (domestic) or +1-913-312-1454 (international) and enter conference ID 1607677.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 1607677 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the uncertainty of achieving anticipated cost savings and synergies in connection with the recently completed u2t acquisition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 26, 2014) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                     Three
                                                                    Months
                           Three Months Ended   Six Months Ended     Ended
                           ------------------  ------------------  --------
                            October   October   October   October  July 27,
                           26, 2014  27, 2013  26, 2014  27, 2013    2014
                           --------  --------  --------  --------  --------
Revenues                   $296,981  $290,722  $624,619  $556,790  $327,638
Cost of revenues            210,625   186,168   438,010   359,270   227,385
Amortization of acquired
 developed technology         1,435     1,181     2,869     2,774     1,434
                           --------  --------  --------  --------  --------
Gross profit                 84,921   103,373   183,740   194,746    98,819
Gross margin                   28.6%     35.6%     29.4%     35.0%     30.2%
Operating expenses:
  Research and development   51,184    44,959   102,190    88,489    51,006
  Sales and marketing        11,487    12,322    23,452    24,127    11,965
  General and
   administrative            28,772    15,388    43,491    23,728    14,719
  Amortization of purchased
   intangibles                  737       595     1,498     1,190       761
                           --------  --------  --------  --------  --------
    Total operating
     expenses                92,180    73,264   170,631   137,534    78,451
                           --------  --------  --------  --------  --------
Income (loss) from
 operations                  (7,259)   30,109    13,109    57,212    20,368
Interest income                 342       282       954       499       612
Interest expense             (2,867)     (367)   (6,001)     (919)   (3,134)
Other income (expenses),
 net                             33       495    (1,993)      983    (2,026)
                           --------  --------  --------  --------  --------
Income (loss) before income
 taxes and non-controlling
 interest                    (9,751)   30,519     6,069    57,775    15,820
Provision for income taxes    1,610       568     3,187     1,989     1,577
                           --------  --------  --------  --------  --------
Income (loss) before non-
 controlling interest       (11,361)   29,951     2,882    55,786    14,243
Adjust for net loss
 attributable to non-
 controlling interest             -        14         -       190         -
                           --------  --------  --------  --------  --------
Net income (loss)
 attributable to Finisar
 Corporation               $(11,361) $ 29,965  $  2,882  $ 55,976  $ 14,243
                           ========  ========  ========  ========  ========

Net income (loss) per share
 attributable to Finisar
 Corporation common
 stockholders:

  Basic                    $  (0.11) $   0.31  $   0.03  $   0.59  $   0.14
  Diluted                  $  (0.11) $   0.29  $   0.03  $   0.56  $   0.14

Shares used in computing
 net income per share -
 basic                       99,621    95,941    98,931    95,275    98,241
Shares used in computing
 net income per share -
 diluted                     99,621   103,696   102,390   102,771   106,036

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                                      October 26,    July 27,    April 27,
                                          2014         2014         2014
                                      -----------  -----------  -----------
                                      (Unaudited)  (Unaudited)
                                      -----------  -----------  -----------
                ASSETS
Current assets:
  Cash and cash equivalents           $   186,952  $   287,455  $   303,101
  Short-term held-to-maturity
   investments                            290,478      209,927      209,922
  Accounts receivable, net                213,721      231,312      225,020
  Accounts receivable, other               34,573       41,595       33,749
  Inventories                             284,789      270,122      259,759
  Prepaid expenses and other assets        38,065       38,582       33,022
                                      -----------  -----------  -----------
    Total current assets                1,048,578    1,078,993    1,064,573
Property, equipment and improvements,
 net                                      306,331      301,020      273,328
Purchased intangible assets, net           31,508       33,680       34,141
Goodwill                                  106,735      106,735      106,115
Minority investments                        2,547        2,317        2,117
Other assets                               22,528       20,907       17,272
                                      -----------  -----------  -----------
    Total assets                      $ 1,518,227  $ 1,543,652  $ 1,497,546
                                      ===========  ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                    $   113,235  $   143,224  $   119,439
  Accrued compensation                     35,354       28,215       38,541
  Other accrued liabilities                33,529       27,568       31,533
  Deferred revenue                         12,358       16,872       16,659
  Short term debt                             187          247          243
  Current portion of convertible notes     36,665       40,015       40,015
                                      -----------  -----------  -----------
    Total current liabilities             231,328      256,141      246,430
Long-term liabilities:
  Convertible notes, net of current
   portion                                216,775      214,496      212,253
  Other non-current liabilities            24,900       24,042       22,804
                                      -----------  -----------  -----------
    Total liabilities                     473,003      494,679      481,487
Stockholders' equity:
  Common stock                                100          100           97
  Additional paid-in capital            2,485,133    2,469,687    2,456,110
  Accumulated other comprehensive
   income                                  17,282       25,116       20,025
  Accumulated deficit                  (1,457,291)  (1,445,930)  (1,460,173)
                                      -----------  -----------  -----------
    Total stockholders' equity          1,045,224    1,048,973    1,016,059
                                      -----------  -----------  -----------
Total liabilities and stockholders'
 equity                               $ 1,518,227  $ 1,543,652  $ 1,497,546
                                      ===========  ===========  ===========

Note - Balance sheet amounts as of April 27, 2014 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income and non-GAAP income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Duplicate facilities costs during facilities move (non-recurring charges)
  Stock-based compensation expense (non-cash charges);
  Abandonment of fix assets (non-cash charges);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Gain on fair value re-measurement of contingent consideration (non-cash benefit);
  Employee and employer tax liabilities related to the 2006 special investigation into our historical stock option granting practices (non-recurring cash charges);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges); and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

  Imputed interest expenses on convertible debt (non-cash charges);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-recurring and/or non-cash losses and gains related to the periodic disposal of assets no longer required for current activities);
  Gains and losses related to minority investments (non-cash or non-recurring benefits or charges);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Amortization of debt issuance costs (non-cash charges);
  Non-controlling interest non-GAAP adjustment (non-cash and/or non-recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                     Three
                                                                    Months
                           Three Months Ended   Six Months Ended     Ended
                           ------------------  ------------------  --------
                            October   October   October   October  July 27,
                           26, 2014  27, 2013  26, 2014  27, 2013    2014
                           --------  --------  --------  --------  --------
GAAP to non-GAAP
 reconciliation of gross
 profit:
Gross profit - GAAP        $ 84,921  $103,373  $183,740  $194,746  $ 98,819
Gross margin - GAAP            28.6%     35.6%     29.4%     35.0%     30.2%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                    2,048     1,199     3,769      (329)    1,721
  Amortization of acquired
   technology                 1,435     1,181     2,869     2,774     1,434
  Duplicate facility costs
   during facility move         766         -       766         -         -
  Stock compensation          2,588     2,056     4,864     3,833     2,276
  Abandonment of fixed
   assets                       124         -       124         -         -
  Reduction in force costs      319        47       794        70       475
  Acquisition related
   retention payment             89        70       207       132       118
                           --------  --------  --------  --------  --------
    Total cost of revenue
     adjustments              7,369     4,553    13,393     6,480     6,024
                           --------  --------  --------  --------  --------
Gross profit - non-GAAP      92,290   107,926   197,133   201,226   104,843
                           --------  --------  --------  --------  --------
Gross margin - non-GAAP        31.1%     37.1%     31.6%     36.1%     32.0%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income (loss) -
 GAAP                        (7,259)   30,109    13,109    57,212    20,368
Operating margin - GAAP        -2.4%     10.4%      2.1%     10.3%      6.2%
Adjustments:
Total cost of revenue
 adjustments                  7,369     4,553    13,393     6,480     6,024
Research and development
  Reduction in force costs      353        16       685        28       332
  Duplicate facility costs
   during facility move         767         -       767         -         -
  Acquisition related
   retention payment            166       190       359       381       193
    Stock compensation        4,727     4,069     9,163     7,594     4,436
Sales and marketing
  Acquisition related
   retention payment              9        17        29        34        20
  Stock compensation          1,625     1,382     3,154     2,566     1,529
General and administrative
  Reduction in force costs       59       173        54       240        (5)
  Duplicate facility costs      116         -       116         -         -
  Acquisition related
   retention payment            (55)      830       (39)    1,047        16
  Stock compensation          2,617     2,663     5,429     5,086     2,812
  Payroll taxes related to
   options investigation         17         -        17         -         -
  Acquisition related costs       8       124       238       349       230
  Litigation settlements
   and resolutions and
   related costs             13,728         -    12,416         5    (1,312)
  Shareholder class action
   and derivative
   litigation costs               -        46         -    (5,048)        -
Amortization of purchased
 intangibles                    737       595     1,498     1,190       761
                           --------  --------  --------  --------  --------
    Total cost of revenue
     and operating expense
     adjustments             32,243    14,658    47,279    19,952    15,036
                           --------  --------  --------  --------  --------
Operating income - non-GAAP  24,984    44,767    60,388    77,164    35,404
                           --------  --------  --------  --------  --------
Operating margin - non-GAAP     8.4%     15.4%      9.7%     13.9%     10.8%

GAAP to non-GAAP
 reconciliation of income
 attributable to Finisar
 Corporation:
Net income (loss)
 attributable to Finisar
 Corporation - GAAP         (11,361)   29,965     2,882    55,976    14,243
Adjustments:
Total cost of revenue and
 operating expense
 adjustments                 32,243    14,658    47,279    19,952    15,036
Non-cash imputed interest
 expenses on convertible
 debt                         2,279        56     4,522       113     2,243
Imputed interest related to
 restructuring                   50                 101                  51
Other (income) expense, net
  Loss (gain) on sale of
   assets                       (27)        5       211      (105)      238
  Gain related to minority
   investments                    -         -         -      (743)        -
  Other miscellaneous
   income                       (10)       (2)      (11)       (2)       (1)
  Foreign exchange
   transaction (gain) or
   loss                         327      (208)    2,318       359     1,991
  Amortization of debt
   issuance cost                154         -       308         -       154
Provision for income taxes
  Income tax provision
   adjustments                 (190)     (832)     (813)     (706)     (623)
Non-controlling interest
 non-GAAP adjustment              -       125         -       192         -
                           --------  --------  --------  --------  --------
Total adjustments            34,826    13,802    53,915    19,060    19,089
                           --------  --------  --------  --------  --------
Net income attributable to
 Finisar Corporation - non-
 GAAP                      $ 23,465  $ 43,767  $ 56,797  $ 75,036  $ 33,332
                           ========  ========  ========  ========  ========

Non-GAAP income
 attributable to Finisar
 Corporation               $ 23,465  $ 43,767  $ 56,797  $ 75,036  $ 33,332
Add: interest expense for
 dilutive convertible notes     533       539     1,072     1,078       539
                           --------  --------  --------  --------  --------
Adjusted non-GAAP income
 attributable to Finisar
 Corporation               $ 23,998  $ 44,306  $ 57,869  $ 76,114  $ 33,871
                           ========  ========  ========  ========  ========

Non-GAAP income per share
 attributable to Finisar
 Corporation common
 stockholders
  Basic                    $   0.24  $   0.46  $   0.57  $   0.79  $   0.34
  Diluted                  $   0.23  $   0.43  $   0.55  $   0.74  $   0.32
Shares used in computing
 non-GAAP income per share
 attributable to Finisar
 Corporation common
 stockholders
  Basic                      99,621    95,941    98,931    95,275    98,241
  Diluted                   105,340   103,696   106,133   102,771   106,036

Non-GAAP EBITDA
Non-GAAP income
 attributable to Finisar
 Corporation               $ 23,465  $ 43,767  $ 56,797  $ 75,036  $ 33,332
Depreciation expense         20,915    14,621    40,563    28,548    19,648
Amortization                     33        94        72       188        39
Interest expense                196        29       424       307       228
Income tax expense            1,800     1,400     4,000     2,695     2,200
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA            $ 46,409  $ 59,911  $101,856  $106,774  $ 55,447
                           ========  ========  ========  ========  ========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261